Exhibit 10.57

AMENDMENT NO. 1

STARTEK, INC.

DIRECTORS’ STOCK OPTION PLAN

     The Amendment No. 1 is effective as of May 7, 2004 with respect to the Directors’ Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).

     The Board of Directors of the Company recommended and the stockholders of the Company approved on May 7, 2004 an amendment of Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 90,000 to 140,000.

     All defined terms not otherwise defined herein shall have the meaning set for in the Plan.

     The Plan is hereby amended as follows:

     1. Section 4 of the Plan is amended by deleting “90,000” and inserting in lieu thereof “140,000.”

     Except as amended hereby, the Plan is unchanged and remains in full force and effect.